11

                        SCHEDULE B: CONDITIONS OF LICENSE
                        ---------------------------------

     THIS AGREEMENT, made and entered into this 14th day of February, 2001, by and between RICHARD L. MCBRIDE ("Licensor"), with a mailing address at 798 Nina Drive, Tierra Verde, FL 33715, and SEAVIEW VIDEO TECHNOLOGY, INC. ("Licensee"), a public corporation, with a mailing address at 200 Madonna Boulevard, Tierra Verde, FL 33715.

                                   WITNESSETH
                                   ----------

     WHEREAS, Licensor has developed certain apparatus covered under various and several patents, patent applications and provisional patent applications referenced on Schedule "A", including all divisions, continuations, reissues, substitutes, technical and manufacturing know-how and extensions relating to the foregoing (collectively "Subject Matter").

     WHEREAS, Licensee desires to obtain from Licensor and Licensor hereby grants to Licensee a license to develop, market and exploit for commercialization the Subject Matter relating to said apparatus.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the parties hereby agree as follows:

1.     GRANT  OF  LICENSE
--     ------------------

     (a) Licensor hereby grants to Licensee, upon the terms and conditions set forth herein, the exclusive right and license to use the Subject Matter to make, have made, develop, market, distribute, sell and use the Licensed Products.

     (b) Licensee agrees that it shall incorporate into any contract for the manufacture or distribution of Licensed Products a provision expressly prohibiting; and will exercise its best efforts to prevent, such contract manufacturer or distributor from independently selling or distributing, directly or indirectly, any merchandise, including the Licensed Products, using or depicting the Subject Matter or any simulation, variation or imitation thereof.

     (c) Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Subject Matter, it being understood and acknowledged by Licensee that all rights relating thereto are reserved by Licensor, as owner of the Subject Matter, except as pertains to the license granted hereunder to Licensee of the right to use the Subject Matter only as specifically and expressly provided in this Agreement.

     (d) Nothing contained in this Agreement shall be construed as an assignment or grant to Licensor of any right, title or interest in or to any Design Patent, Utility Patent, either granted or pending, any Trademark, or Copyrighted material relating to any enclosure, cabinet, container, package, or any other component essential to the construction of a "Finished Product," as defined in this agreement. It is further understood and acknowledged by Licensor that all rights relating thereto are reserved by Licensee, with the sole exclusion of rights pertaining to the Licensed Product and relevant Subject Matter, as set forth in of this Agreement.

     (e) Licensee shall not sublicense the rights granted under this Agreement. This Agreement shall not, tacitly or otherwise, restrict or prevent Licensee from manufacturing and/or selling products utilizing components, methods, or techniques other than those defined by the Subject Matter for inclusion in Licensed Products.

(f) Licensor shall protect the interests of Licensee as regards this Agreement, to wit: (i) Licensor shall not directly or indirectly, during the term of this Agreement, knowingly provide consulting services to any person, business, or entity specifically relating to the use of the Licensed Products or any commercially feasible substitute of such products.

(ii) Licensor shall not directly or indirectly, during the term of this Agreement, knowingly call on, contact, or solicit any customer or other person or entity with whom Licensee does or did business with respect to the Licensed Products, to encourage, suggest, or otherwise cause such customers, persons, or entities to purchase any Finished Product incorporating the Licensed Products or commercially feasible substitution of such products, from anyone other than Licensee; or to encourage, suggest, or otherwise cause said customers to change their business relationship with Licensee.

     (g) Both parties agree that each shall notify the other in a prompt and timely fashion regarding any product not made or sold by the Licensee, which could affect the terms set forth herein, specifically pursuant to the interests of the Licensee as stated above, and to the protection of the Patents of the Parties as defined in section 6 of this Agreement.

2.     TERM
--     ----

     Unless sooner terminated in accordance with the terms hereof, the initial term of this Agreement shall be for the period commencing on the date hereof and extending for fourteen (14) years, including patent applications pending when and as issued ("Initial Term").

3.     ADVERTISING  AND  PROMOTION
--     ---------------------------

     (a) Licensee agrees that, during the Initial Term of this Agreement and any renewals or extensions thereof it will use its best efforts to promote the development and sale of Licensed Products.

     (b) Licensee shall furnish Licensor, within ninety (90) days after this Agreement is signed relating to the first Contract Year, and within sixty (60) days before the commencement date of any subsequent Contract Year of this Agreement, a detailed marketing plan ("Marketing Plan") for the Licensed Products for such Contract Year. Each such Marketing Plan shall contain detailed information about the marketing efforts planned for the coming Contract Year, including the intended channels of product distribution, any trade networks to be utilized, any promotional activities or programs contemplated, the target markets to be identified and addressed through specified means, and other means by which Licensee intends to market the Licensed Products.

4.     LICENSED  PRODUCTS  QUALITY  AND  ADVERTISING
--     ---------------------------------------------

     (a) Licensee agrees that the design, content, workmanship and all other characteristics of Licensed Products shall at all times be of the highest quality, consistent with the prestige and reputation which the Subject Matter has developed heretofore and that all Licensed Products will be manufactured, labeled, packaged, distributed, advertised and sold in accordance with all applicable laws and regulations. Licensee warrants and agrees that all Licensed Products shall meet or exceed all legally applicable statutes, standards, regulations and guidelines, including those relating to health and safety of consumers. Licensee agrees to comply with the laws, regulations and rules of the United States regarding the prohibition of exporting technical information furnished to Licensee, directly or indirectly, by Licensor.

     (b) Licensor or its designated representative shall have the right, upon reasonable advance notice, to examine the Licensed Products in the process of being manufactured and to inspect all facilities utilized by Licensee in connection with the manufacture, distribution, storage and handling of Licensed Products.

5.     DISTRIBUTION
--     ------------

     (a) Licensee agrees that it shall use its best efforts to (i) develop and manufacture high quality Licensed Products, (ii) promote, distribute and sell Licensed Products continuously and diligently throughout the Initial Term (including any extensions or renewals) hereof. Licensee shall maintain facilities and trained personnel sufficient and adequate to accomplish the foregoing. Licensee recognizes and acknowledges that the obligations set forth in this Section 5 represent a major inducement and consideration for Licensor to enter this Agreement, and upon cessation of any of the above for a continuous period not to exceed thirty (30) days, Licensor shall have the right to terminate this Agreement immediately, without liability.

     (b) Licensee shall perform all its obligations under this Agreement in a manner which will assure and perpetuate the high quality and prestige of the Licensor and Licensed Products and the substantial goodwill associated with the Subject Matter. Licensee shall distribute and sell the Licensed Products only to third parties whose location, merchandising, customer services ant overall operations are consistent with Licensee's approved Marketing Plan.

6.     PATENT  PROTECTION
--     ------------------

     (a) Licensee shall give written notice to Licensor as soon as practicable of any suspected infringement of any of the patents or related applications covered by the intellectual property set forth on Schedule "A" relating to the Subject Matter which comes to Licensee's attention. Licensor, at its sole discretion and in its own name, may prosecute any action or proceeding which it deems necessary or desirable to protect the Subject Matter against such infringement. Any failure of Licensor to prosecute or otherwise act upon notice of infringement shall not give rise to any specific rights on the part of Licensee. Licensee may, and upon written request by Licensor shall, at Licensor's sole expense join Licensor in any such action or proceeding. Licensee shall not commence any action or proceeding alleging infringement of the Subject Matter without the prior written consent of Licensor. Any and all damages or awards recovered in any action or proceeding commenced by Licensor shall belong solely and exclusively to Licensor.

     Licensee agrees to cooperate with Licensor in the prosecution of any trademark or copyright applications that it may desire to file and for that purpose Licensee shall supply, upon request, such samples, containers, labels and similar materials as may be required in connection with any such application.

     (b) Licensee shall place or cause to be placed in a conspicuous location on all Licensed Products, a patent notice in accordance with 35 U.S.C.
287. Licensee shall mark or caused to be marked on each Licensed Product made or using a process covered by a patent relating to the Subject Matter with the identification number of such patent.

     (c) Licensor acknowledges that Licensee has or may apply for, or has been granted, certain other Patents or Trademarks essential for the completion of Finished Products as defined herein. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensor of any right, title or interest in or to the aforesaid Intellectual Property, it being understood and acknowledged by Licensee that all rights relating thereto are reserved by Licensee.

7.     RECORDS  AND  AUDIT
--     -------------------

     Licensee shall keep accurate books of account and records at its principal place of business covering all transactions relating to the license herein granted. Licensor or its authorized representative shall have the right, at all reasonable times and upon reasonable advance notice to Licensee, to examine such books of account, records and all other documents and materials in Licensee's possession or under its control with respect to the Subject Matter and terms of this Agreement, and shall have free and full access thereto for such purposes and for the purpose of making copies and extracts therefrom. Licensee agrees that the books of account and records it maintains shall include information disclosing the unit volume and gross and Net Unit Sales price of each Licensed Product manufactured and/or sold. Said information shall be subject to the aforementioned inspection and copying rights. All such books of account and records shall be kept available for at least three (3) years after the termination or expiration of this Agreement.

8.     INDEMNIFICATION
--     ---------------

     (a) Licensee hereby agrees to indemnify, defend and hold Licensor, its officers, directors, agents, heirs or assigns, and employees thereof, harmless from and against any and all liability, claims, damages and expenses (including reasonable attorneys' fees and expenses) on account of any actual or alleged loss, injury, damage, death or other consequence occurring to any person, entity or property arising out of or resulting directly or indirectly from any defect or alleged defect in the Licensed Products; the acts, omissions or negligence of Licensee or its affiliates, agents, or employees in any way connected with the manufacture, distribution, sales advertising or promotion of the Licensed Products; or on account of any violation by Licensee of the terms of this Agreement. The provisions of this paragraph shall survive the expiration or termination of this Agreement.

     (b) Licensor agrees to indemnify, defend and hold Licensee, its agents, heirs or assigns, and employees, harmless from and against any and all liability, claims, damages and expenses (including reasonable attorneys' fees and expenses), from any patent infringement claim arising out of Licensee's use of Licensor's invention as described in any independent claim of any of the patents (issued or when issued and listed on Exhibit "A"), as authorized by this Agreement, provided Licensor is given immediate notice of, and shall have the option to undertake and conduct the defense of any such claim.

9.     INSURANCE
--     ---------

     (a) Licensee shall procure and maintain at its own expense in full force and effect at all times during the Initial Term of this Agreement and any renewals or extensions thereof Comprehensive General Liability Insurance, including Products Liability Coverage with respect to the Licensed Products, with a limit of liability of not less than Two Million and 00/100 Dollars ($2,000,000.00) combined single limit bodily injury and property damage, which shall include contractual liability coverage which specifically insures the hold harmless and indemnification provisions under this Agreement.

     (b) The insurance coverage required under this Section 9 shall be secured and maintained under an occurrence form policy, shall be placed with an insurer of recognized responsibility and acceptable to Licensor, shall name Licensor and its directors, officers, agents, heirs or assigns, and employees thereof as "additional insurers", shall show that it covers all Licensed Products or all products of the Licensee, and shall provide for at least sixty
(60) days prior written notice to Licensor of the cancellation or modification thereof. Licensee shall deliver to Licensor, promptly upon issuance of same, a certificate of such insurance policy and of all renewals thereof.

     (c) Nothing contained in this Section 9 shall be deemed to limit, in my way, the indemnification provisions of Section 8.

10.     TERMINATION
---     -----------

     (a) Without prejudice to any other rights Licensor may have, Licensor may terminate this Agreement, without liability, at any time if Licensee fails to obtain or maintain the Comprehensive General Liability Insurance as required by paragraph 9 hereof; or

     (b) Licensee shall be unable to pay its obligations when due, or shall make any assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy; or be adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy or insolvency shall be appointed for Licensee, Licensor, without prejudice to any other rights Licensor may have, may

          (i) terminate Licensee's exclusive right and license to use the Subject Matter; or
          (ii) reduce the Term provided for in Section 2 of this Agreement to six (6) months from the date of any stated event listed in Section 11(B).

     (c) In accordance with Section 1(c) of this Agreement, in the event of the Licensee's filing of a voluntary petition in bankruptcy, or its adjudication as bankrupt or insolvent, of if any receiver is appointed for its business or property, or if any trustee in bankruptcy or insolvency proceeding shall be appointed for Licensee, Licensee's license herein shall not be determined to be property of the Licensee' bankrupt estate, it being understood and agreed by Licensee that Licensor, retains all right, title and interest in or to the Subject Matter, and that Licensee shall retain no right, title or interest other than as specifically and expressly provided in this Agreement.

     (d) In accordance with Section 1(c) of this Agreement, in the event the Licensee should cease doing business as a Public Company as defined under the current and applicable Federal Statutes, or be acquired by another Company or entity as part of any direct sale, merger, or acquisition; Licensee's license herein shall not be determined to be property of the Licensee for the purpose of transfer or assignment without expressed written amendment or renegotiation of this License and the overlaying Consulting Agreement.

     (e) If Licensee shall violate any of its other obligations under the terms of this Agreement, Licensor shall have the right to terminate the license hereby granted, without liability, upon thirty (30) days' notice in writing and such notice of termination shall become effective unless Licensee shall completely remedy the violation within such thirty (30) day period and reasonably satisfies Licensor that such violation has been remedied.

     (f) Notwithstanding any termination in accordance with the foregoing, Licensor shall have and hereby reserves all rights and remedies which it may have, or which are granted to it by operation of law, with respect to the collection of fees payable by Licensee pursuant to this Agreement, with respect to damages for breach of this Agreement by Licensee, and to enjoin the unlawful and unauthorized use of the Subject Matter.

11.     EFFECT  OF  EXPIRATION  OR  TERMINATION  AND  DISPOSAL  OF  INVENTORY
---     ---------------------------------------------------------------------

     (a) At the expiration or termination of this Agreement, Licensee, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall cease all use of the Subject Matter and shall have no right to and shall not manufacture, advertise, distribute, sell, or otherwise deal with or in the Licensed Products except with and under the express written consent and instructions of Licensor. Licensee agrees that the Licensed Products possess special, unique, and extraordinary characteristics which make difficult the assessment of monetary damages which Licensor would sustain by Licensee's unauthorized use thereof and Licensee recognizes that irreparable injury would be caused Licensor by such unauthorized use and agrees that injunctive and other equitable relief is appropriate in the event of a breach of this Agreement by Licensee, provided; however, that such remedy shall neither be exclusive of other legal remedies otherwise available, nor shall it be deemed an election of remedies by Licensor. Further, upon expiration or termination of this Agreement, Licensee shall thereafter refrain from dealing in any articles or goods of whatsoever type or form which display or in any fashion incorporate any of the Subject Matter, except as provided in this Section hereof, or upon such other terms and conditions as Licensor may otherwise approve. Nothing in this Section 11(a) shall be construed to prohibit Licensor's right to make, use, sell and offer for sale a Licensed Product covered by the patents listed in Schedule A after the patent expires.

     (b) Upon expiration or termination of this Agreement by Licensor other than pursuant to Section 10(a) or (b) above, Licensee may sell, in a manner consistent with this Agreement, the Licensed Products which are on hand or in the process of manufacture at the time of such expiration or termination, for a period of ninety (90) days thereafter, provided within fifteen (15) days after the date of expiration or termination of this Agreement, Licensee shall furnish to Licensor a written statement of the number and description of Licensed Products actually in stock on the date of expiration or termination and Licensor shall have the right to conduct a physical inventory to verify such statement; and the quantity of Licensed Products in stock on the date of expiration or termination is not in excess of a reasonable inventory based on Licensee's selling experience and requirements of Licensed Products during the term of this Agreement. Any inventory of Licensed Products remaining after the agreed upon sell off period shall be destroyed and written proof thereof supplied to Licensor. In the event Licensee breaches this clause, Licensor shall be entitled to injunctive relief to prevent continued use by Licensee of the Subject Matter without prejudice to its right for damages.

Notwithstanding the requirement of disposal provided above, Licensor shall have the right of first refusal to purchase at the prevailing market price the Licensed Products which are on hand or are in the process of manufacture at the time of the expiration or termination of this Agreement.


12.     NOTICES
---     -------

     All reports, approvals and notices required or permitted by this Agreement to be given to a party shall be in writing find shall be deemed to be duly given (whether or not accepted) if personally delivered or mailed by certified or registered mail, return receipt requested, or by recognized overnight courier to the party concerned at the addresses indicated below:


     Licensee:                     SeaView  Video  Technology,  Inc.
                                   200  Madonna  Boulevard
                                   Tierra  Verde,  FL  33715

                                   Attention:  George  Bernardich  iii

     Licensor:                     Richard  L.  McBride
                                   798  Nina  Drive
                                   Tierra  Verde,  FL  33715

or to such other person or address as a party may designate by written notice to the other party hereto.

13.     ASSIGNMENT  OR  SUBLICENSE
---     --------------------------

     This Agreement and the rights granted Licensee hereunder are personal to and for the sole use and benefit of Licensee and shall not be assigned, encumbered, sublicensed or inure to the benefit of any person, firm or entity other than Licensee, without Licensor's prior written consent. Any unauthorized assignment, encumbrance or sublicense shall be void. Licensor may assign this Agreement and the benefits hereof upon written notice to Licensee.

14.     NO  AGENCY  OR  JOINT  VENTURE
---     ------------------------------

     Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint ventures, or either as agent of the other, and Licensee shall have no power or authority to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of VideoCom, Inc. or any derivative thereof, to bind Licensor in any manner, or to make any representation, warranty, or commitment on behalf of Licensor.

15.     NO  WAIVER
---     ----------

     No failure of Licensor to terminate for my breach shall constitute a waiver of that breach. Failure of either party to enforce any provision of this Agreement shall not operate as or be construed to be a general relinquishment or waiver of that or any other provision of this Agreement and each party may, at any time, demand strict and complete performance of the other of said terms, covenants and conditions.

16.     PARTIAL  INVALIDITY
---     -------------------

     If any provision of this Agreement is held to be invalid, illegal or unenforceable by a court of law, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

17.     CONFIDENTIALITY
---     ---------------

     (a)     Licensor's  Obligations. During the operation of this Agreement and
             ------------------------
thereafter, Licensor shall keep confidential all financial and other information as Licensee may from time to time disclose to Licensor, whether pursuant to this Agreement or otherwise, including, without limitation, information with respect to the business affairs, contract manufacturers, customer lists, patents, trademarks, inventions, methods information systems, trade secrets and other proprietary information of Licensee as may exist from time to time, as such are valuable, special and unique assets of the business of Licensee, except for such of the foregoing information which is readily ascertainable from public information or sources, or otherwise required by law to be disclosed. Further, the terms and conditions of this Agreement shall be kept confidential between Licensor ant Licensee except to the extent disclosures are necessary in order to effectuate this Agreement.

     (b)     Licensee's  Obligation.  During the operation of this Agreement and
             -----------------------
thereafter, Licensee shall keep confidential all financial and other information as Licensor may from time to time disclose to Licensee, whether pursuant to this Agreement or otherwise, including without limitation, information with respect to the business affairs, customer lists, authorized retail account lists, sales representatives' lists and licensees of Licensor, patents, trademarks, copyrights or other intellectual properties listed on Schedule "A", inventions, methods of manufacture and retailing, management information systems, trade secrets and other proprietary information of Licensor and its affiliates as may exist from time to time, as such are valuable, special and unique assets of the business of Licensor, except for such of the foregoing information which is readily ascertainable from public information or sources, or otherwise required by law to be disclosed. Further, the terms and conditions of this Agreement shall be kept confidential between Licensor and Licensee except to the extent disclosures are necessary in order to effectuate this Agreement. Licensee agrees that prior to delivering any prototype unit or product utilizing the Subject Matter for testing purposes, it shall first receive an executed non-disclosure agreement in a form acceptable to Licensor.

     (c) The obligations set forth in Sections 17(a) and 17(b) shall survive the expiration or termination of this Agreement.

18.     REPRESENTATION  OF  AUTHORITY
---     -----------------------------

     Each of the parties hereto represents and warrants to the other that it has full power and authority to execute, deliver and perform this Agreement and that all requisite corporate action for the execution, delivery, and performance of this Agreement has been duly taken.

19.     MFN  STATUS
---     -----------

     Licensor shall have the right to purchase any Licensed Products from Licensee, and Licensee shall sell any such product to Licensor, at a price per unit which is no higher than the lowest price per unit charged by Licensee to any customer.

20.     DISCLAIMER  OF  WARRANTIES
---     --------------------------

     EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE OR USE. LICENSOR, ITS OFFICERS, DIRECTORS AND EMPLOYEES SHALL HAVE NO LIABILITY WITH RESPECT TO THE OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF ANY OF THEM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

21.     COSTS  OF  PATENT  REGISTRATION  AND  MAINTENANCE
---     -------------------------------------------------

     Licensor shall be responsible for all costs and expenses relating to the filing, prosecution, maintenance of the United States, Pacific Rim and European patents within the Territory (or reissues, renewals, extensions, or continuations thereof) on the patents relating to the Subject Matter.

22.     DEFINITIONS
---     -----------

LICENSED PRODUCTS means products or processes, which in the absence of this licensing agreement would infringe at least one claim of the Subject Matter, or products which are made using a process or product covered by a claim of the Subject Matter.

FINISHED PRODUCTS means any assembly, device, or article of merchandise in its final form, which is considered ready for sale to the consumer. Finished Products may or may not incorporate some form of the Licensed Products defined in the preceding paragraph. Finished Products may alternately incorporate other processes or technologies which are not included in the definitions of "Subject Matter" and "Licensed Products" as described in this Exhibit and elsewhere in this License Agreement. Any Finished Product which includes specific elements of the Subject Matter, or any configuration of the Licensed Product, shall be considered the same as a Licensed Product as pertains to the scope of this agreement. Conversely, any Finished Product which includes no elements of the Subject Matter nor any configuration of the Licensed Product, shall be outside the scope of this agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


     Licensee:                    Seaview  Video  Technology,  Inc.

                              By:__________________________


                              Title:_______________________



     Licensor:                    Richard  L.  McBride

                              By:__________________________